Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
William S. McCalmont 972/753-2314	Douglas Lindsay 972/753-2342
Executive Vice President & CFO	Vice President of Finance
wmccalmont@acecashexpress.com	dlindsay@acecashexpress.com
ACE CASH EXPRESS REPORTS FISCAL 2005 RESULTS
Record Revenue, Net Income and Earnings per Share
DALLAS (August 25, 2005) — ACE Cash Express, Inc. (NASDAQ:AACE) announced record fiscal 2005 net income of $27.4 million and record earnings per share of $1.98, compared to fiscal 2004 net income of $17.1 million and $1.49 per share. As previously disclosed, fiscal 2005 results include a one-time after-tax charge of approximately $0.6 million, or $0.04 per diluted share, related to a cumulative change to the Company’s lease accounting practices in the third quarter of the year. Additionally, fiscal 2004 results included a one-time after-tax charge of $2.9 million or $0.25 per diluted share, related to the early extinguishment of debt following the Company’s secondary offering of common stock in April 2004. Excluding these one-time charges, ACE’s fiscal 2005 net income and earnings per share increased 40 percent and 16 percent, respectively, over fiscal 2004. During fiscal 2005, ACE’s total revenue increased 9 percent to a record $268.6 million from $246.7 million in the prior year period.
“We are pleased with our fiscal 2005 performance. Growth in comparable store loan fees, gains in bill payment and debit card revenue and the addition of stores drove performance this year,” said Jay B. Shipowitz, President and Chief Executive Officer, “We remain focused on enhancing our product offerings in our continuing effort to bring convenient and quality services to our customers.”
Among the Company’s accomplishments during fiscal 2005 were:
•	The total ACE store network, including franchised stores, had a record 40.2 million customer visits and processed approximately $10.3 billion in transactions.

•	ACE company-owned stores cashed 13.3 million checks, with a face value of approximately $5.3 billion, resulting in check-cashing fees of $131.6 million, up 2 percent from $129.2 million in fiscal 2004.

•	ACE company-owned stores processed over 2.1 million loan transactions, disbursing over $640 million in loan proceeds and generating interest income and fees of $91.8 million. Comparable store loan fees in company-owned stores increased 12.7 percent over the prior year.

•	ACE company-owned stores processed over 8.7 million bill payment and debit card transactions, producing a bill-payment revenue increase of 19 percent, to $20.3 million, from $17.0 million in the prior year period.

•	ACE company-owned stores sold over 172,000 prepaid debit cards in fiscal 2005, an increase of 29 percent over the prior year.

•	Store gross margin improved to 35.5 percent of revenue in fiscal 2005, compared to 34.3 percent in the previous year period.

•	Net income exceeded 10 percent of revenue, the highest in ACE’s history.
During fiscal 2005, the Company opened 60 newly constructed ACE Cash Express stores, opened 20 ACE Cash Advance stores, acquired 74 stores, sold six stores to ACE franchisees and closed 32 company-owned stores. ACE franchisees also opened 48 stores. At the end of the fiscal year, ACE had a network of 1,371 stores, consisting of 1,142 company-owned stores and 229 franchised stores.
Fiscal Fourth Quarter Results
The fiscal fourth quarter 2005 net income was $6.6 million or $0.48 per diluted share, compared to fiscal fourth quarter 2004 net income of $2.2 million or $0.16 per diluted share. Fiscal fourth quarter 2005 results include the cumulative effect of a reduction in ACE’s tax rate for fiscal year 2005 to 39 percent from 40 percent. Fiscal fourth quarter 2004 results included a one-time after-tax charge of $2.9 million or $0.22 per diluted share related to the early extinguishment of debt. Excluding the charge in the fiscal fourth quarter of 2004, ACE’s fiscal fourth quarter 2005 net income and earnings per share increased 30 percent and 24 percent, respectively, over the prior year period.

During the fiscal fourth quarter of 2005, ACE’s total revenue improved 9 percent to $63.4 million versus $58.1 million in the prior year period, due primarily to a 17 percent increase in bill payment services and a 15 percent increase in loan fees and interest.
Among ACE’s accomplishments during the fiscal fourth quarter 2005 were:
•	The total ACE store network, including franchised stores, had a record 10.1 million customer visits and processed approximately $2.4 billion in transactions.

•	ACE company-owned stores cashed 3.3 million checks, with a face value in excess of $1.2 billion, resulting in check-cashing fees for the quarter of $28.9 million, up 3 percent from $28.1 million in the fourth quarter of fiscal 2004.

•	ACE company-owned stores processed over 535,000 loan transactions, disbursing over $165 million in loan proceeds and generating interest income and fees of $22.9 million. Comparable store loan fees in company-owned stores increased 7.9 percent over the prior year’s fourth quarter.

•	ACE company-owned stores processed over 2.1 million bill payment and debit card transactions producing a bill-payment revenue increase of 17 percent, to $5.3 million from $4.5 million in the prior year period.

•	ACE company-owned stores sold approximately 35,000 prepaid debit cards in the fourth quarter of fiscal 2005, an increase of 17 percent over the prior year.

•	Store gross margin improved to 33.0 percent of revenue in the fourth quarter of fiscal 2005 compared to 31.2 percent in the previous year period.
During the fiscal fourth quarter 2005, the Company opened 29 company-owned stores, including 11 ACE Cash Advance stores. ACE franchisees also opened an additional 16 stores during the quarter.
“As we begin fiscal 2006, we remain committed to our mission of understanding our customers, exceeding their expectations and investing in the communities we serve,” said Jay B. Shipowitz, President and CEO. “Over the past six months we have managed through a significant regulatory challenge with the implementation of the revised FDIC Guidelines for Payday Lending. Through hard work and diligent focus on finding alternative solutions for our customers, our team has already introduced two new loan products to our customers in Texas and one new loan product in both Pennsylvania and Arkansas. In fiscal 2006, we intend to devote additional resources to continue our growth through de novo openings, opportunistic acquisitions, new products and more efficient operations.”
Fiscal 2006 Business Guidance
•	The Company expects to open 50 to 60 ACE Cash Express stores and 50 to 60 ACE Cash Advance Stores.

•	The Company expects to close 20 to 30 stores.

•	The Company currently estimates franchisees will open approximately 30 stores in fiscal 2006.

•	The Company expects its fiscal 2006 tax rate to be 39 percent.

•	The Company will begin expensing stock options for fiscal 2006 and expects to record stock option expense of approximately $1 million.

•	The Federal Deposit Insurance Corporation’s Revised Guidelines for Payday Lending, which took effect July 1, 2005, will adversely impact the Company’s payday loan business in fiscal 2006. The Company cannot currently quantify this impact or the benefits that recently introduced alternative loan products may have on its revenue and profitability in fiscal 2006. At this time ACE currently offers its customers the following loan products:
•	Short-term consumer loans offered pursuant to state regulation (ACE Loan) in 20 states and the District of Columbia with an average term of approximately 14 days;

•	Short-term consumer loans in Texas, Arkansas and Pennsylvania offered by Republic Bank of Kentucky (RBT Loan) with a 14-day term;

•	Beginning July 1, 2005, a short-term consumer loan in Texas offered under Texas law (ACE Texas Loans) with a 32-day term. ACE Texas Loans generate loan fees and interest for ACE of approximately 25 percent of the loan fees and interest generated by an RBT Loan. Beginning August 1, 2005, ACE Texas Loans are only offered to customers that cannot qualify for either an RBT Loan or an FBD loan;

•	Beginning August 1, 2005, installment loans in Texas, Arkansas and Pennsylvania offered by First Bank of Delaware (FBD Loan) with a 20-week term. An FBD Loan generates loan fees and interest for ACE of approximately 55 percent to 80 percent of the loan fees and interest generated by an RBT Loan depending upon the number of days the FBD loan is outstanding. Customers are only offered an FBD loan if they cannot qualify for an RBT Loan.
•	The Company does not presently offer a loan product in Texas pursuant to the Credit Services Organization (CSO) business model. ACE has been and continues to be in consultation with its attorneys, the Texas Attorney General and the Texas Commissioner of the Office of Consumer Credit regarding the legality of this loan product offering. ACE continues to evaluate whether or not it can legally offer this product.
The statements preceded by bullet points above are the Company’s outlook or forecast for the Company’s business for the fiscal year ending June 30, 2006. These statements are made only as of August 25, 2005 and indicate only the expectations of the Company’s management as of that date. These statements supersede any and all previous statements made by the Company regarding the matters addressed. These statements are “forward-looking statements,” cannot be guaranteed and may prove to be wrong.
About ACE Cash Express
ACE Cash Express, Inc. is a leading retailer of financial services, including check cashing, short-term consumer loans and bill payment services, and the largest owner, operator and franchisor of check cashing stores in the United States. As of June 30, 2005, ACE had a network of 1,371 stores in 37 states and the District of Columbia, consisting of 1,142 company-owned stores and 229 franchised stores. ACE focuses on serving consumers, many of whom seek alternatives to traditional banking relationships in order to gain convenient and immediate access to check cashing services and short-term consumer loans. ACE’s website is found at http://www.acecashexpress.com.

Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.
Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in ACE’s reports filed with the Securities and Exchange Commission, such as:
•	ACE’s relationships with Republic Bank & Trust Company, First Bank of Delaware, Travelers Express and its affiliates, and its bank lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any impact on the loans offered by each of Republic Bank & Trust Company and First Bank of Delaware at ACE’s stores in Texas, Pennsylvania and Arkansas from the implementation of the revised Guidelines for Payday Lending announced on March 1, 2005 by the Federal Deposit Insurance Corporation, which revised Guidelines provide guidance to banks that engage in payday lending, and include a requirement that such banks develop procedures to ensure that a payday loan is not provided to any customer with payday loans outstanding from any lender for more than 3 months in the previous 12 months;

•	any litigation;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.
ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of its common stock.

ACE CASH EXPRESS, INC. AND SUBSIDIARIES
INTERIM UNAUDITED
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2005	2004	2005	2004

Revenues	$63,412	$58,098	$268,649	$246,659

Store expenses:
Salaries and benefits	17,146	13,722	65,293	59,593
Occupancy	9,029	7,801	34,768	30,563
Provision for loan losses and doubtful accounts	6,335	5,562	27,090	24,235
Depreciation	1,482	2,348	7,684	7,563
Other	8,483	10,534	38,398	40,066

Total store expenses	42,475	39,967	173,233	162,020

Gross margin	20,937	18,131	95,416	84,639

Region expenses	5,836	4,995	22,971	19,251
Headquarters expenses	4,204	3,727	19,245	18,681
Franchise expenses	318	297	1,227	1,196
Other depreciation and amortization	852	827	3,094	3,893
Interest expense, net	665	1,401	4,880	10,231
Loss on early extinguishment of debt	—	4,858	—	4,858
Other (income) expense, net	(1,186)	(1,566)	(864)	(1,893)

Income before income taxes	10,248	3,592	44,863	28,422
Provision for income taxes	3,651	1,439	17,497	11,370

Net income	$6,597	$2,153	$27,366	$17,052

Earnings per share:
Basic	$0.49	$0.17	$2.06	$1.55
Diluted	$0.48	$0.16	$1.98	$1.49

Weighted average number of common shares outstanding:
Basic	13,421	12,660	13,275	11,009
Diluted	13,796	13,110	13,821	11,477
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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	June 30,
	2005	2004(1)
	(unaudited)	(restated)
ASSETS

Current Assets
Cash and cash equivalents	$109,430	$123,041
Accounts receivable, net	3,969	5,555
Loans receivable, net	20,787	17,047
Prepaid expenses, inventories and other current assets	13,685	10,658

Total Current Assets	147,871	156,301

Noncurrent Assets
Property and equipment, net	37,657	27,336
Covenants not to compete, net	1,668	1,067
Goodwill, net	98,702	81,719
Other assets	6,723	3,839

Total Assets	$292,621	$270,262

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Revolving advances	$43,300	$60,000
Accounts payable, accrued liabilities and other current liabilities	36,117	32,711
Money orders payable	4,867	4,495

Total Current Liabilities	84,284	97,206

Noncurrent Liabilities
Deferred income tax	4,302	3,134
Deferred revenue	3,271	3,907
Other liabilities	4,079	3,411

Total Liabilities	95,936	107,658

Commitments and Contingencies

Shareholders’ Equity
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 50,000,000 shares authorized, 13,912,045 and 13,518,737 shares issued and 13,700,645 and 13,307,337 shares outstanding, respectively	137	133
Additional paid-in capital	103,544	95,941
Retained earnings	98,836	71,470
Accumulated comprehensive loss	(56)	(170)
Treasury stock, at cost, 211,400 shares	(2,707)	(2,707)
Unearned compensation – restricted stock	(3,069)	(2,063)

Total Shareholders’ Equity	196,685	162,604

Total Liabilities and Shareholders’ Equity	$292,621	$270,262

(1) The June 30, 2004 property and equipment, net, deferred income tax, other liabilities and retained earnings balances have been adjusted to reflect the previously announced corrections to ACE’s lease accounting practices.
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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA
(unaudited)

	Three Months Ended
	June 30,		Year Ended June 30,
	2005	2004	2005	2004	2003
Company Operating and Statistical Data:
Company-owned stores in operation:
Beginning of period	1,118	988	1,026	968	1,003
Acquired	—	26	74	34	2
Opened	29	21	80	53	14
Sold	(3)	—	(6)	(5)	(23)
Closed	(2)	(9)	(32)	(24)	(28)

End of period	1,142	1,026	1,142	1,026	968
Franchised stores in operation:
Beginning of period	213	219	204	200	184
Opened	16	2	48	32	26
Acquired by ACE	—	(5)	(22)	(13)	(2)
Closed/Sold	—	(12)	(1)	(15)	(8)

End of period	229	204	229	204	200

Total store network	1,371	1,230	1,371	1,230	1,168

Percentage increase (decrease) in comparable store revenues from prior period: (1)
Total revenue	1.4%	7.3%	3.1%	5.0%	1.9%
Check fees including tax check fees	(4.5%)	1.4%	(3.8%)	4.1%	5.4%
Loan fees and interest	7.9%	22.3%	12.7%	7.8%	(4.4%)

Cash Flow Data: (in thousands)
Purchases of property and equipment, net	$7,191	$4,089	$18,951	$7,439	$4,721
Store acquisition costs:
Property and equipment	—	391	958	511	50
Intangible assets	26	6,081	18,428	6,403	673

Check Cashing Data:
Face amount of checks cashed (in millions)	$1,208	$1,123	$5,277	$5,103	$5,040
Face amount of average check	363	355	396	388	383
Average fee per check	8.79	8.90	9.98	9.91	9.65
Fees as a percentage of average check	2.42%	2.51%	2.52%	2.55%	2.52%
Number of checks cashed (in thousands)	3,326	3,160	13,325	13,151	13,148

Check Collections Data:
Face amount of returned checks (in thousands)	$7,075	$5,897	$26,914	$21,705	$24,087
Collections (in thousands)	6,192	3,708	20,951	13,947	16,935

Net write-offs (in thousands)	$883	$2,189	$5,963	$7,758	$7,152

Collections as a percentage of returned checks	87.5%	62.9%	77.8%	64.3%	70.3%
Net write-offs as a percentage of revenues	1.4%	3.8%	2.2%	3.1%	3.1%
Net write-offs as a percentage of the face amount of checks cashed	0.07%	0.19%	0.11%	0.15%	0.14%
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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA, continued
(unaudited)
(in thousands, except averages and percents)

	Three Months Ended
	June 30,		Year Ended June 30,
	2005	2004	2005	2004	2003
Combined Short-Term Consumer Loans Operating Data:
Volume – new loans and refinances	$165,474	$137,163	$640,356	$527,723	$484,026
Average advance	$293	$278	$290	$278	$274
Average finance charge	$46.25	$43.66	$45.87	$43.71	$44.55
Number of loan transactions – new loans and refinances	536	495	2,139	1,909	1,798
Matured loan volume	$149,638	$129,334	$613,380	$516,741	$488,940
Loan fees and interest	$22,855	$19,835	$91,793	$77,029	$70,806
Loan loss provision	$6,290	$5,532	$26,941	$24,280	$22,293
Gross margin on loans	72.5%	72.1%	70.7%	68.5%	68.5%
Loan loss provision as a percent of matured loan volume	4.2%	4.3%	4.4%	4.7%	4.6%

Loans Processed for Republic Bank: (2)
Volume – new loans and refinances	$46,254	$39,977	$184,646	$159,692	$63,897
Average advance	$319	$299	$319	$296	$302
Average finance charge	$56.32	$52.61	$56.30	$52.11	$53.35
Number of loan transactions – new loans and refinances	145	134	578	541	211
Matured loan volume	$43,796	$37,601	$181,153	$157,018	$56,040
Loan fees and interest	$6,892	$5,954	$27,880	$24,036	$9,037
Provision for loan losses payable to Republic Bank	$2,041	$1,493	$8,686	$7,390	$2,932

ACE Loans Operating Data: (3)
Volume – new loans and refinances	$119,220	$97,186	$455,710	$368,031	$420,129
Average advance	$281	$268	$277	$269	$268
Average finance charge	$41.73	$39.27	$41.17	$39.40	$42.71
Number of loan transactions – new loans and refinances	391	361	1,561	1,368	1,587
Matured loan volume	$105,842	$91,733	$432,227	$359,723	$432,900
Loan fees and interest	$15,963	$13,881	$63,913	$52,993	$61,769
Loan loss provision	$4,249	$4,039	$18,255	$16,890	$19,361

Gross loans receivable	$31,790	$27,663	$31,790	$27,663	$21,734
Less: Allowance for losses	11,003	10,616	11,003	10,616	8,734

Loans receivable, net of allowance	$20,787	$17,047	$20,787	$17,047	$13,000

Allowance for losses on loans receivable:
Beginning of period	$12,073	$10,657	$10,616	$8,734	$12,213
Provision for loan losses	4,249	4,039	18,255	16,890	19,361
Charge-offs	(5,319)	(4,080)	(17,868)	(15,008)	(22,840)

End of period	$11,003	$10,616	$11,003	$10,616	$8,734

Allowance as a percent of gross loans receivable	34.6%	38.3%	34.6%	38.3%	40.2%

(1)	Calculated based on changes in revenue for all company-owned stores open during the period and open for at least 13 months.

(2)	Republic Bank Loans are short-term consumer loans made by Republic Bank & Trust Company at our company-owned stores in Arkansas, Pennsylvania and Texas since January 1, 2003.

(3)	Operating data for ACE loans include short-term consumer loans made by Goleta National Bank at our company-owned stores until we discontinued offering Goleta loans on December 31, 2002.
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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
UNAUDITED REVENUE ANALYSIS

	Three Months Ended
	June 30,		Year Ended June 30,
	2005	2004	2005	2004	2003
	(dollars in thousands)		(dollars in thousands)
Check cashing fees	$27,747	$26,653	$111,284	$108,439	$104,175
Loan fees and interest	22,855	19,835	91,793	77,029	70,806
Tax check fees	1,171	1,476	20,335	20,755	21,528
Bill payment services	5,255	4,474	20,266	16,960	13,507
Money transfer services	3,158	2,826	11,868	11,136	10,898
Money order fees	1,666	1,558	6,875	6,330	6,960
Franchise revenues	815	594	3,180	2,773	2,346
Other fees	745	682	3,048	3,237	4,069

Total revenue	$63,412	$58,098	$268,649	$246,659	$234,289

	Three Months Ended
	June 30,		Year Ended June 30,
	2005	2004	2005	2004	2003
	(percentage of revenues)		(percentage of revenues)
Check cashing fees	43.8%	45.9%	41.4%	44.0%	44.5%
Loan fees and interest	36.0	34.1	34.2	31.2	30.2
Tax check fees	1.8	2.5	7.6	8.4	9.2
Bill payment services	8.3	7.7	7.5	6.9	5.8
Money transfer services	5.0	4.9	4.4	4.5	4.6
Money order fees	2.6	2.7	2.6	2.6	3.0
Franchise revenues	1.3	1.0	1.2	1.1	1.0
Other fees	1.2	1.2	1.1	1.3	1.7

Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%

CONFERENCE CALL
August 25, 2005
5 p.m. EDT
     An investor conference call will be held today, August 25, 2005 at 5 p.m. EDT, regarding the release of ACE Cash Express, Inc.’s fiscal 2005, fourth quarter and year-end earnings. The Company invites you to participate in the conference call by dialing (800) 442-9701. The confirmation code to access the call is 8037455. Jay B. Shipowitz, President and Chief Executive Officer and William S. McCalmont, Executive Vice President and Chief Financial Officer, will present the fourth quarter and year-end review.
     For your convenience, the conference call will be replayed in its entirety beginning at approximately 6 p.m. EDT on August 25th through 7 p.m. EDT on September 12th. If you wish to listen to a replay of this conference call, dial (800) 642-1687, provide your name and use confirmation number 8037455.
     If you have questions regarding this conference call, please contact Darla Ashby at (972) 550-5037.